SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made and entered into as of Monday, May 5, 1997 by and between Integrated Health Services, Inc. (referred to herein as "IHS") , on the one hand, and Coram Healthcare Company (referred to herein as "Coram"), on the other hand.

                              W I T N E S S E T H:

         WHEREAS, on October 19, 1996, Coram and IHS entered into an "Agreement and Plan of Merger" ("Merger Agreement");

         WHEREAS, on March 30, 1997, Coram and IHS executed a letter agreement amending the Merger Agreement;

         WHEREAS, by letter dated April 4, 1997 IHS advised Coram that it was terminating the March 30, 1997 letter agreement and terminating the Merger Agreement;

         WHEREAS, certain disputes have arisen between IHS and Coram concerning their respective rights and liabilities arising out of the actual or contemplated merger between IHS and Coram, including but not limited to those arising out of the negotiations, drafting, execution, amendment and/or termination of that contemplated merger and various related agreements, including without limitation the Merger Agreement and March 30, 1997 letter agreement (hereinafter referred to as "the dispute");

         WHEREAS, IHS and Coram desire to compromise, settle and release any and all claims, whether known or unknown, arising out of the dispute;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Payment of Money. Upon complete execution of this Agreement, IHS agrees to pay to "Coram Healthcare Corporation" $21 million by wire transfer. IHS will make good faith efforts to accomplish such wire transfer on or before 5:00 p.m. (eastern daylight time), Monday, May 5, 1997.

            2.     Mutual Release and Convenant Not to Sue.

           (a) IHS, for itself, its predecessors, successors, parent entities, subsidiaries, affiliates, related entities of any nature, as well as on behalf of their respective officers, directors, employees, heirs, executors, administrators, agents and assigns, hereby forever releases, waives, discharges and covenants not to sue Coram, or any of Coram's predecessors, successors, parent entities, subsidiaries, affiliates, related entities of any nature, as well as their respective officers, directors, employees, heirs, executors, administrators, agents and assigns, collectively or individually, with respect to any and all claims, assertions of claims, debts, demands, actions,


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suits, expenses,  attorneys' fees, costs, damages and liabilities of any nature, type and description, known or unknown, arising out of any fact or matter in any way related to or connected with the dispute.

         (b) Coram, for itself, its predecessors, successors, parent entities, subsidiaries, affiliates, related entities of any nature, as well as on behalf of their respective officers, directors, employees, heirs, executors, administrators, agents and assigns, hereby forever releases, waives, discharges and covenants not to sue IHS, or any of IHS's predecessors, successors, parent entities, subsidiaries, affiliates, related entities of any nature, as well as their respective officers, directors, employees, heirs, executors, administrators, agents and assigns, collectively or individually, with respect to any and all claims, assertions of claims, debts, demands, actions, suits, expenses, attorneys' fees, costs, damages and liabilities of any nature, type and description, known or unknown, arising out of any fact or matter in any way related to or connected with the dispute.

            (c) The parties hereto understand and for valuable consideration hereby expressly waive all of the rights and benefits of Section 1542 of the California Civil Code (and any similar or equivalent statute under the law of any state or jurisdiction), which section reads as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

             3. Nonadmission of Liability. The parties hereto acknowledge that this Agreement does not constitute an admission of liability and/or loss, express or implied, on the part of either party with respect to any fact or matter which may be involved in the dispute. The parties further agree that nothing herein shall constitute evidence of any fact or matter related to any such liability and/or loss that may be involved in the dispute.


             4.



             5. Construction of Agreement. This Agreement is the product of negotiation by and among the parties hereto and their respective attorneys. Accordingly, the parties hereto acknowledge and agree that this Agreement shall not be deemed prepared or drafted by one party or another, or the attorneys for one party or another, and shall be construed accordingly.

         6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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


         7. Captions. The captions herein have been inserted for identification and reference purposes only and shall not be used in the construction or interpretation of this Agreement.

         8. Assignment of Claims. The parties hereto represent and warrant that they have not assigned or transferred or purported to assign or transfer to anyone any claim, demand, action or cause of action based upon, arising out of , pertaining to , concerning or connected with any of the matters or things released herein.

         9. Delaware Law. This Agreement will be interpreted in accordance with Delaware law.

         10. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and/or enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If any terms or sections of this Agreement are determined to be unenforceable, they shall be modified so that the unenforceable term or section is enforceable to the greatest extent possible.

         11. Entire Agreement. This Agreement contains the entire understanding among the parties to this Agreement with regard to the matters herein set forth, and is intended to be and is a final integration thereof. There are no representations, warranties, agreements, arrangements, undertakings, oral or written, between or among the parties hereto relating to the dispute or to this Agreement which are not fully expressed herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Dated:     May 5, 1997                      Dated:     May  1, 1997


  /s/Marshall A. Elkins                       /s/Paul J. Quiner
-------------------------------------       -----------------------------------
Integrated Health Services, Inc.            Coram Healthcare Corporation



By:   Marshall A. Elkins                    By:    Paul J. Quiner
   ---------------------------------           -------------------------------
Its:  Executive V.P. & Gen. Counsel         Its:   SR. V.P. & Gen. Counsel
   ---------------------------------           -------------------------------


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